Exhibit 99.1

May 6, 2008	CONTACTS:

Elizabeth Wilkinson – Investor Relations Phone: 281-408-1329

Eagle Rock Energy Partners, L.P. Reports First-Quarter 2008 Results; Adjusted EBITDA of $52.8 million

HOUSTON - Eagle Rock Energy Partners, L.P. (“Eagle Rock” or the “Partnership”) (NASDAQ GS: EROC) today announced its financial results for the three months ended March 31, 2008.

Highlights:

The Partnership highlighted the following achievements for the first quarter of 2008 as compared to the fourth quarter of 2007:

•	Increased Adjusted EBITDA by 1.6%, to $52.8 million from $52.0 million

•	Increased Distributable Cash Flow by 14.6%, to $38.9 million from $33.9 million

•	Increased quarterly distribution rate to $0.40 per unit from $0.3925 while maintaining a 134% coverage on all outstanding units

The following are significant achievements for the quarter ended March 31, 2008, as compared to the quarter ended March 31, 2007:

•	Increased Adjusted EBITDA by 275%, to $52.8 million from $14.1 million

•	Increased Distributable Cash Flow by 180%, to $38.9 million from $2.1 million

•	Increased cash distributions by 10.3% to an annualized amount of $1.60 per unit from $1.45 per unit

•	Increased Revenues by 205%, to $326 million from $107 million

•	Increased average daily throughput in the Midstream segment by 73% to 396 Mmcf/d from 230 Mmcf/d in first quarter of 2007

For the first quarter 2008, the Partnership reported $325.5 million in revenues versus $106.8 million for the first quarter 2007 and $218.7 million for the fourth quarter 2007. The Partnership also reported a net loss for the first quarter of $28.3 million versus a net loss of $19.7 million in the first quarter of 2007 and a net loss of $111.6 million in the fourth quarter of 2007. Included in the net loss for the first quarter 2008 were $33.1 million of unrealized, non-cash, mark-to-market derivative losses versus $10.6 million in the first quarter of 2007 and $100.2 million for the fourth quarter 2007.

Adjusted EBITDA for the first quarter of 2008 was $52.8 million as compared to $14.1 million in the same quarter of 2007 and $52.0 million in the fourth quarter of 2007. The dramatic 275% improvement in Adjusted EBITDA in the first quarter of 2008 over the first quarter of 2007, is a direct result of the transformation that has occurred in the Partnership over the last year. This transformation was driven by the acquisition of the Upstream and Minerals segments, and the significant improvements in the Partnership’s Midstream segment, including the Laser acquisition and the Red Deer and Tyler County Pipeline Extension organic growth projects. A strong commodity price environment has also favorably impacted the Partnership’s results during this period. However, these gains in operating performance were partially offset by $15.6 million of increased realized losses on commodity derivative transactions and a $7.0 million increase in general and administrative expenses in the first quarter of 2008, as compared to the first quarter of 2007. This increase in G&A expenses is primarily due to the growth in our number of employees which accompanied the growth of our asset base and increased outside professional fees and other expenses associated with our public partnership status.

The Adjusted EBITDA reported in the first quarter of 2008 relative to the fourth quarter of 2007 reflected the significant improvement in realized prices and operating costs experienced by our Upstream segment, and improved realized prices and volumes in our Minerals segment. These items were partially offset by realized losses on commodity derivatives, which were $5.2 million greater than prior quarter, and the impact of slightly lower gathered volumes in our Midstream segments.

Distributable Cash Flow for the first quarter of 2008 (prior to any cash reserves established by Eagle Rock’s Board) totaled $38.9 million compared to $33.9 million for the fourth quarter of 2007, an increase of 14.6%. Distributable Cash Flow is defined as Adjusted EBITDA minus: (i) maintenance capital expenditures; (ii) cash interest expense; and (iii) the addition of losses or subtraction of gains relating to other miscellaneous non-cash amounts affecting net income for the period. First quarter 2008 Distributable Cash Flow represents 134% coverage of the announced first quarter 2008 distribution of $0.40 per unit based on total units outstanding.

Chairman and chief executive officer, Joseph A. Mills said, “The Partnership continues to deliver record cash flows for the benefit of our unitholders while maintaining strong performance levels. Our diversified asset base delivered improved Upstream and Minerals performance, which was offset modestly by a 4% reduction in volumes gathered in our Midstream segment. Upstream showed significant improvement due to the continuing favorable pricing environment and the resumption of normal cost and production levels at the Big Escambia Creek facility (“BEC”) following the unscheduled downtime experienced in the fourth quarter of 2007. Our Minerals segment continued to deliver strong, steadily improving results as it enjoyed increases in both realized prices and volumes. The performance of the Midstream segment was off slightly due to delays in certain operators’ drilling programs in the Panhandle and South Texas regions; however, these are expected to resume later this year.”

Unit Distributions

Mills continued, “Based on the continuing robust performance of our assets, we recently announced another increase in our upcoming cash distribution which will be paid May 15, 2008 to all holders of record as of May 9, 2008. The distribution will be paid at the rate of $0.40 per unit, or a $1.60 annualized rate, which implies a current coverage ratio of 1.34x on all outstanding units. In addition, we intend to evaluate the performance of the recently acquired Stanolind assets following our April 30 closing date with a view to recommending to our board of directors another increase in our distribution rate for the 2nd quarter 2008.”

Conference Call

Eagle Rock will hold a conference call to discuss its first quarter financial results and recent developments on Wednesday, May 7 at 10 a.m. Eastern Time (9 a.m. Central Time).

Interested parties may listen to the earnings call live over the internet or via telephone. To listen live over the Internet, log on to the Partnership’s web site at www.eaglerockenergy.com. To participate by telephone, the call in number is 888-680-0878, confirmation code 15417163. Investors are advised to dial into the call at least 15 minutes prior to the call to register. Participants may pre-register for the call, and view important information, by using the following link: https://www.theconferencingservice.com/prereg/key.process?key=P887U3YCD. (Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field. Remove the extra space if one exists.) Pre-registering is not mandatory but is recommended as it will provide you immediate entry to the call. An audio replay of the conference call will also be available for seven days by dialing 888-286-8010, confirmation code 14666002. In addition, a replay of the audio webcast will be posted on Eagle Rock’s website shortly after the call and will remain available for a period of six months.

The Partnership is a growth-oriented master limited partnership engaged in three businesses: a) midstream, which includes (i) gathering, compressing, treating, processing, transporting and selling natural gas, and (ii) fractionating and transporting natural gas liquids; b) upstream, which includes acquiring, exploiting, developing, and producing crude oil and natural gas interests; and c) minerals, which includes acquiring and managing fee minerals and royalty interests. Its corporate office is located in Houston, Texas.

“Board of Directors” in this press release refers to the Board of Directors of the general partner of the general partner of the Partnership.

Use of Non-GAAP Financial Measures

This news release and the accompanying schedules include the non-generally accepted accounting principles, or non-GAAP, financial measures of Adjusted EBITDA and Distributable Cash Flow. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP. Non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flows from operating activities or any other GAAP measure of liquidity or financial performance. Eagle Rock uses non-GAAP financial measures as measures of its core profitability or to assess the financial performance of its assets. Eagle Rock believes that investors benefit from having access to the same financial measures that its management uses in evaluating performance.

Eagle Rock defines Adjusted EBITDA as net income (loss) plus income tax provision, interest-net (including both realized and unrealized interest rates risk management activities), depreciation, depletion and amortization expense, impairment expense, other operating expense, other non-cash operating and general and administrative expenses (including non-cash compensation related to our equity-based compensation program) less non-realized revenues risk management instrument gain (loss) activities and other income/(expense). Adjusted EBITDA is used as a supplemental financial measure by external users of Eagle Rock’s financial statements such as investors, commercial banks and research analysts. Adjusted EBITDA is useful in determining our ability to sustain or increase distributions. By excluding unrealized derivative gains (losses), a non-cash mark-to-market charge which represents the change in fair market value of our executed derivative instruments and is independent of our assets’ performance or cash flow generating ability, we believe Adjusted EBITDA reflects more accurately our ability to generate cash sufficient to pay interest costs, support our level of indebtedness, make cash distributions to our unitholders and general partner and finance our maintenance capital expenditures. We further believe that Adjusted EBITDA also describes more accurately the underlying performance of our operating assets by isolating the performance of our operating assets from the impact of an unrealized, non-cash measure designed to describe the fluctuating inherent value of a financial asset. Similarly, by excluding the impact of non-recurring discontinued operations, Adjusted EBITDA provides users of our financial statements a more accurate picture of our current assets’ cash generation ability, independently from that of assets which are no longer a part of our operations. Eagle Rock’s Adjusted EBITDA definition may not be comparable to Adjusted EBITDA or similarly titled measures of other entities, as other entities may not calculate Adjusted EBITDA in the same manner as Eagle Rock does. Eagle Rock has reconciled Adjusted EBITDA to net income.

Distributable Cash Flow is defined as Adjusted EBITDA minus: (i) maintenance capital expenditures; (ii) cash interest expense; and (iii) the addition of losses or subtraction of gains relating to other miscellaneous non-cash amounts affecting net income for the period. Maintenance capital expenditures represent: a) in our midstream business, capital expenditures employed to replace partially or fully depreciated assets to maintain the existing operating capacity of the Partnership’s assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes and related cash flows, including well connect expenditures; and b) in our upstream business, capital expenditures employed to partially or fully replace production volumes in order to maintain existing volumes and related cash flows. Distributable Cash Flow is a significant performance metric used by senior management to compare basic cash flows generated by the Partnership (prior to the establishment of any retained cash reserves by its Board of Directors) to the cash distributions expected to be paid to unitholders. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions. Distributable Cash Flow is also an important non-GAAP financial measure for unitholders since it serves as an indicator of the Partnership’s success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in quarterly distribution rates. Distributable Cash Flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships and limited liability companies because the value of a unit of such an entity generally is related to the amount of cash distributions the entity can pay to its unitholders. The GAAP measure most directly comparable to Distributable Cash Flow is net income.

This news release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. For a detailed list of the Partnership’s risk factors, please consult the Partnership’s Form 10-K, filed with the Securities and Exchange Commission for the year ended December 31, 2007.

Eagle Rock Energy Partners, L.P.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,		Three Months Ended December 31, 2007
($ in thousands)	2008	2007
REVENUE:

Natural gas, natural gas liquids, condensate and oil sales	$357,019	$110,121	$312,275
Gathering, compression and processing fees	7,143	4,283	8,148
Minerals and royalty income	6,958	—	5,803
Gain/(loss) on risk management instruments	(45,647)	(7,642)	(107,625)
Other income	60	—	130

Total Revenue	325,533	106,762	218,731

COSTS AND EXPENSES:
Cost of natural gas and natural gas liquids	275,831	90,636	235,042
Operating and maintenance	15,566	7,923	16,776
Taxes other than income	4,347	703	3,978
General and administrative	11,242	4,220	11,212
Other operating	—	1,711	916
Impairment	—	—	5,749
Depreciation, depletion and amortization	25,745	11,630	29,675

Total Costs and Expenses	332,731	116,823	303,348

OPERATING LOSS:	(7,198)	(10,061)	(84,617)

Other Income (Expense):
Interest income	301	124	630
Other income	1,547	—	(183)
Interest expense, net	(22,865)	(9,170)	(20,016)
Other expense	(215)	(397)	(7,971)

Total Other Income (Expense)	(21,232)	(9,443)	(27,540)

LOSS BEFORE INCOME TAXES	(28,430)	(19,504)	(112,157)
Income tax (benefit) provision	(102)	164	(603)

NET LOSS	$(28,328)	$(19,668)	$(111,554)

Eagle Rock Energy Partners, L.P.

Consolidated Balance Sheets

(unaudited)

($ in thousands)	March 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$51,793	$68,552
Accounts receivable	164,003	135,633
Risk management assets	6,834	—
Prepayments and other current assets	5,836	3,992

	228,466	208,177

Property plant and equipment - net	1,196,695	1,207,130
Intangible assets - net	150,105	153,948
Risk management assets	19	—
Goodwill	30,513	29,527
Other assets	13,148	11,145

Total assets	$1,618,946	$1,609,927

Liabilities and Members' Equity
Current liabilities:
Accounts payable	$155,471	$132,485
Due to affiliate	16,767	16,964
Accrued liabilities	8,111	9,776
Taxes payable	862	723
Risk management liabilities	65,026	33,089

	246,237	193,037

Long-term debt	557,000	567,069
Asset retirement obligations	11,625	11,337
Deferred tax liability	17,165	17,516
Risk management liabilities	115,848	94,200
	—	—

Members' equity
Common unit holders	578,472	617,563
Subordinated unit holders	96,404	112,360
General partner	(3,805)	(3,155)

	671,071	726,768

Total Liabilities and Members' Equity	$1,618,946	$1,609,927

Eagle Rock Energy Partners, L.P.

Operating Income

(unaudited)

	Three Months Ended March 31,		Three Months Ended December 31, 2007
($ in thousands)	2008	2007
Panhandle
Revenues:
Sales of natural gas, NGLs, oil and condensate	$153,855	$92,780	$150,448
Gathering and treating services	2,469	2,136	2,255
Other	—	—

Total revenues	156,324	94,916	152,703
Cost of natural gas and natural gas liquids	120,118	75,647	113,627
Operating costs and expenses:
Operating, maintenance and taxes other than income	7,748	7,344	6,800
Depreciation and amortization	10,709	9,782	10,977

Total operating costs and expenses	18,457	17,126	17,777

Operating income	$17,749	$2,143	$21,299

East Texas/Louisiana
Revenues:
Sales of natural gas, NGLs, oil and condensate	$66,959	$17,341	$58,252
Gathering and treating services	3,448	2,147	3,341
Other	—	—	—

Total revenues	70,407	19,488	61,593
Cost of natural gas and natural gas liquids	60,019	14,989	50,859
Operating costs and expenses:
Operating, maintenance and taxes other than income	3,480	1,282	3,053
Depreciation and amortization	2,869	1,675	4,439

Total operating costs and expenses	6,349	2,957	7,492

Operating income	$4,039	$1,542	$3,242

South Texas
Revenues:
Sales of natural gas, NGLs, oil and condensate	$97,239	$—	$71,958
Gathering and treating services	1,226	—	1,602
Other	2	—	1

Total revenues	98,467	—	73,561
Cost of natural gas and natural gas liquids	95,694	—	70,556
Operating costs and expenses:
Operating, maintenance and taxes other than income	653	—	419
Depreciation and amortization	939	—	1,028

Total operating costs and expenses	1,592	—	1,447

Operating income	$1,181	$—	$1,558

Eagle Rock Energy Partners, L.P.

Operating Income

(unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,
($ in thousands)	2008	2007	2007
Midstream
Revenues:
Sales of natural gas, NGLs, oil and condensate	$318,053	$110,121	$280,658
Gathering and treating services	7,143	4,283	7,198
Other	2	—	1

Total revenues	325,198	114,404	287,857
Cost of natural gas and natural gas liquids	275,831	90,636	235,042
Operating costs and expenses:
Operating, maintenance and taxes other than income	11,881	8,626	10,272
Depreciation and amortization	14,517	11,457	16,444

Total operating costs and expenses	26,398	20,083	26,716

Operating income	$22,969	$3,685	$26,099

Upstream
Revenues:
Oil and condensate	$23,700	$—	$15,286
Natural gas	7,126	—	6,835
NGLs	8,140	—	9,497
Income fees and other	—	—	948
Other	58	—	130

Total revenues	39,024	—	32,696

Operating costs and expenses:
Operating, maintenance and taxes other than income	7,589	—	10,059
Depreciation, depletion and amortization	8,425	—	9,339

Total operating costs and expenses	16,014	—	19,398

Operating income	$23,010	$—	$13,298

Minerals
Revenues:
Oil and condensate	$3,367	$—	$2,916
Natural gas	2,209	—	2,153
NGLs	235	—	68
Lease bonus, rentals and other	1,147	—	666

Total revenues	6,958	—	5,803

Operating costs and expenses:
Operating, maintenance and taxes other than income	443	—	423
Depreciation, depletion, amortization and impairment	2,611	—	8,886

Total operating costs and expenses	3,054	—	9,309

Operating income	$3,904	$—	$(3,506)

Corporate
Revenues:
Realized commodity derivatives	$(12,575)	$2,999	$(7,385)
Unrealized commodity derivatives	(33,072)	(10,641)	(100,240)

Total revenues	(45,647)	(7,642)	(107,625)
General and administrative	11,242	4,220	11,212
Depreciation and amortization	192	173	755
Other expense	—	1,711	916

Operating loss	$(57,081)	$(13,746)	$(120,508)

Total
Revenues:
Sales of natural gas, NGLs, oil and condensate	$357,019	$110,121	$312,275
Gathering and treating services	7,143	4,283	8,148
Minerals and royalty income	6,958	—	5,803
Commodity derivatives	(45,647)	(7,642)	(107,625)
Other	60	—	130

Total revenues	325,533	106,762	218,731

Cost of natural gas and natural gas liquids	275,831	90,636	235,042

Costs and expenses:
Operating, maintenance and taxes other than income	19,913	8,626	20,754
General and administrative	11,242	4,220	11,212
Other expense	—	1,711	916
Depreciation, depletion, amortization and impairment	25,745	11,630	35,424

Total costs and expenses	56,900	26,187	68,306

Total operating loss	(7,198)	(10,061)	(84,617)

Other income (expense):
Interest income	301	124	630
Other income	1,547	—	(183)
Interest expense	(9,205)	(7,559)	(10,168)
Unrealized interest rate derivatives	(13,660)	(1,611)	(9,848)
Other income (expense)	(215)	(397)	(7,971)

Total other income (expense)	(21,232)	(9,443)	(27,540)

Income (loss) before taxes	(28,430)	(19,504)	(112,157)

Income tax (benefit) provision	(102)	164	(603)

Net loss	$(28,328)	$(19,668)	$(111,554)

Adjusted EBITDA	$52,778	$14,093	$51,950

Eagle Rock Energy Partners, L.P.

Midstream Operations Information

(unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,
	2008	2007	2007
Gas gathering volumes
(Average Mcf/d)
Texas Panhandle	154,570	140,034	163,411
East Texas/Louisiana	163,817	89,564	157,450
South Texas	78,075	N/A	92,345

Total	396,462	229,598	413,206

NGLs and condensate
(Equity gallons)
Texas Panhandle	21,884,252	20,058,720	23,694,310
East Texas/Louisiana	5,303,598	3,107,182	5,746,483
South Texas	449,862	N/A	246,668

Total	27,637,712	23,165,902	29,687,461

Natural gas short position
(Average MMBtu/d)
Texas Panhandle	(7,263)	(6,518)	(6,570)
East Texas/Louisiana	367	2,671	(382)
South Texas	500	N/A	500

Total	(6,396)	(3,847)	(6,452)

Average realized price - NGL
Texas Panhandle	$1.50	$0.92	$1.47
East Texas/Louisiana	$1.25	$0.78	$1.32
South Texas	$2.05	N/A	$1.43
Weighted average	$1.42	$0.89	$1.42

Average realized price - condensate
Texas Panhandle	$90.80	$49.88	$80.31
East Texas/Louisiana	$102.59	$55.75	$94.14
South Texas	$90.18	N/A	$86.34
Weighted average	$91.44	$50.04	$81.21

Average realized price - natural gas
Texas Panhandle	$7.41	$6.37	$6.06
East Texas/Louisiana	$8.61	$7.08	$6.62
South Texas	$8.24	N/A	$6.46
Weighted average	$7.95	$6.52	$6.31

Eagle Rock Energy Partners, L.P.

Upstream Operations Information

(unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,
	2008	2007	2007
Upstream
Production:
Oil and condensate (Bbl)	201,405	N/A	195,229
Gas (Mcf)	842,197	N/A	917,981
NGLs (Bbl)	127,453	N/A	123,833
Total Mcfe	2,815,345	N/A	2,832,353

Realized prices, excluding derivatives:
Oil and condensate (Bbl)	$117.67	N/A	$78.30
Gas (Mcf)	$8.46	N/A	$7.45

Operating statistics:
OPEX per Mcfe (incl prod taxes)	$2.70	N/A	$3.55
Operating Income per Mcfe	$8.17	N/A	$4.70

Drilling program (gross wells):
Development wells	5	N/A	2
Completions	5	N/A	2
Workovers	—	N/A	2
Recompletions	3	N/A	1

Minerals
Production:
Oil and condensate (Bbl)	37,833	N/A	34,367
Gas (Mcf)	315,956	N/A	323,576
NGLs (Bbl)	4,185	N/A	(762)
Total Mcfe	568,064	N/A	525,208

Realized prices, excluding derivatives:
Oil and condensate (Bbl)	$89.00	N/A	$84.88
Gas (Mcf)	$6.99	N/A	$6.65

Non-GAAP Financial Measures

The following tables present a reconciliation of the non-GAAP financial measures of (i) Adjusted EBITDA to the GAAP financial measure of net income and (ii) Distributable Cash Flow to the GAAP financial measure of net income for each of the periods indicated.

Eagle Rock Energy Partners, L.P.

GAAP to Non-GAAP Reconciliations

(unaudited)

Net loss to Adjusted EBITDA	Three Months Ended March 31,		Three Months Ended December 31,
($ in thousands)	2008	2007	2007
Net loss as reported	$(28,328)	$(19,668)	$(111,554)

Depreciation, depletion amortization and impairment expense	25,745	11,630	35,424
Risk management interest related instruments-unrealized	13,660	1,611	9,848
Risk management instruments-unrealized	33,072	10,641	100,240
Other operating expense	—	1,711	916
Restricted units non-cash amortization expense	1,159	172	782
Income tax (benefit) provision	(102)	164	(603)
Interest—net including realized risk management instruments	9,119	7,832	17,509
Non-recurring operating items	—	—	(795)
Other (income) expense	(1,547)	—	183

Adjusted EBITDA	$52,778	$14,093	$51,950

Net loss to Distributable Cash Flow

Net loss as reported	$(28,328)	$(19,668)	$(111,554)

Depreciation, depletion, amortization and impairment expense	25,745	11,630	35,424
Risk management interest related instruments-unrealized	13,660	1,611	9,848
Risk management instruments-unrealized	33,072	10,641	100,240
Write-off of debt issuance costs	—	—	6,215
Capital expenditures-maintenance	(4,861)	(2,334)	(6,406)
Restricted units non-cash amortization expense	1,159	172	782
Non-recurring operating items	—	—	(795)
Other (income) expense	(1,547)	—	183

Distributable Cash Flow	$38,900	$2,052	$33,937